RIDE THE LIGHT [SERVICE MARK]

QWEST LOGO [REGISTERED TRADEMARK]                                         NEWS


                   QWEST COMMUNICATIONS RAISES REVENUE, EBITDA
                             TARGETS FOR 2000 & 2001


               Company Focused on Higher Growth, Improved Service

Summary:
o For 2000, Qwest expects to achieve revenue of $18.8 to $19.1 billion, exceeding the previous projection of $18.5 billion; EBITDA is expected to be $7.4 billion

o For 2001, Qwest expects to achieve revenue of $21.3 to $21.7 billion, exceeding the previous projection of $21.0 billion; EBITDA is expected to be $8.5 to $8.7 billion, exceeding the previous projection of $8.5 billion

o Capital investments of $9.0 billion for 2000 and $9.5 billion for 2001 to improve service, to double customers for DSL and wireless, to double Web hosting capacity and to expand data and Internet service

o    Raising $1.0 billion in cash through the sale of investments

o Raising $1.75 billion in cash through the previously announced sale of 570,000 access lines

o    Launching Qwest Digital Media and naming a cable industry leader as CEO

o Streamlining Qwest by eliminating 11,000 duplicate, non-essential jobs and initiating a pay-for-performance program for employees



DENVER, September 7, 2000 - Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, today raised its revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) targets for 2000 and 2001 as it aggressively implements its merger integration plans.

"Based on the strength of our business and our success in executing our strategic merger plan, we are raising our 2000 revenue target from $18.5 billion to a range of $18.8 to $19.1 billion, and reiterating our EBITDA target of $7.4 billion," said Qwest Chairman and CEO Joseph P. Nacchio. "We are also raising 2001 targets for revenue from $21.0 billion to a range of $21.3 to $21.7 billion and for EBITDA from $8.5 billion to a range of $8.5 to $8.7 billion."
                                     -more-

September 7, 2000
Page 2

Nacchio also reaffirmed the five-year compounded annual growth targets of 15-17 percent for revenue and approximately 20 percent for EBITDA. In addition, he said that Qwest is on track to exceed the estimated synergy targets of more than $12.0 billion in revenue, generating EBITDA of $4.0 to $4.2 billion, and $4.3 to $4.5 billion of cost savings through 2005.

Qwest is realigning resources to be more focused on management of its Internet access and applications, communications services, wireless, DSL and video product portfolios. Nacchio said that Qwest is taking a series of actions that include modestly raising capital budgets to $9.0 billion in 2000 and to $9.5 billion in 2001 to: improve service and invest in the core business; double the Web hosting capacity of its CyberCenters(sm); and double the customer base for its wireless and digital subscriber line (DSL) businesses. In addition, Nacchio said Qwest will soon announce the appointment of a Chief Quality Officer to strengthen processes involved with the delivery and support of services to businesses and consumers.

Qwest announced that it will generate approximately $1.0 billion in cash through selling investments in approximately 15 companies - investments that are not aligned with Qwest's strategic objectives. This includes the sale of a portion of Global Crossing investment Qwest obtained through the acquisition of U S WEST.

The company also said that over the next 12 months it plans to complete the previously announced sale of 570,000 access lines in its 14-state territory, generating approximately $1.75 billion in cash. When the transaction is complete, Qwest will continue to own and operate more than 17 million access lines where it provides local service.

In a related announcement today, the company launched Qwest Digital Media, a subsidiary providing end-to-end digital multimedia services via broadband Internet distribution. Qwest Digital Media will set new industry standards for the storage, management and delivery of digital content, particularly the convergence of traditional and digital media. Qwest has hired David Woodrow, former executive vice president of new business development at Cox Communications Inc., as CEO reporting to Nacchio.

Job Reductions
The company also announced it will eliminate 4,500 jobs by December 31, 2000, and an additional 6,500 jobs by the end of 2001. Additionally, 1,800 contractor positions will be eliminated by the end of next year. The job reductions come as Qwest streamlines its business and employees become more entrepreneurial and accountable for accomplishing strategic priorities. Most of the cuts will focus on overlapping staff functions. Nacchio said none of the reductions would impact the delivery of service to customers and that the company is focusing significant additional resources on improving service in the markets where it offers local service.
                                     -more-

September 7, 2000
Page 3

"We are successfully blending the businesses and cultures to further Qwest's position as an entrepreneurial, large-cap growth company," said Nacchio. "We are relentlessly pursuing growth and uncovering new areas of customer demand, while maintaining our vision and direction."

Growth Across All Markets
Qwest DSL high-speed Internet service will be available in 72 markets by the end of 2000. Nacchio said in 2001 Qwest plans to aggressively expand its DSL availability in the top eight markets in western states as it continues testing a number of new DSL technologies that will allow for greater access to businesses and homes with new services. Qwest expects to double its total number of DSL customers from 250,000, at the end of 2000, to more than 500,000 by the end of next year.

Nacchio also reported wireless customers are expected to total 800,000 by the end of 2000, nearly 50,000 more customers than what was projected earlier in 2000. By year-end 2001, Qwest expects to have 1.6 million wireless customers and will have doubled revenues to about $1 billion.

The company continues to accelerate the build-out and activation of its CyberCenters(sm) across the U.S. By the end of 2000, Qwest expects to have 14 CyberCenters operational and plans to add an additional 10 CyberCenters by the end of 2001, which will more than double the capacity ready for use.

Qwest continues to focus on obtaining section 271 approval to re-enter the long-distance business and expects to have at least one state in its 14-state territory approved by the FCC by next summer. In addition, the company plans to file section 271 applications with the FCC for approval to re-enter the long-distance business in its other states shortly thereafter. To help support this initiative, Qwest has initiated an innovative, first-of-its-kind, central collaborative process for Operational System Support testing in its local service area.

Service  Improvements
Nacchio said Qwest has established aggressive internal goals for improving basic residential service. By the end of 2001, the company expects to reduce held orders for service to their lowest level in the last four years. Also by the end of 2001, installation and repair results are expected to improve moving Qwest into the top quartile of providers in the industry. During this period, Qwest also expects to become best in class for service repair by the following day. Qwest said it expects to reduce repeat repair calls by 20 to 30 percent by the end of 2001. Qwest said it expects to complete repair service within 24 hours making it best in class by the end of 2001.

Nacchio said all 14 states where Qwest now provides local service are expected to see a significant improvement in service by the end of 2001. Qwest also plans to reduce repeat repair calls by 30% by the end of 2001.
                                     -more-

September 7, 2000
Page 4

Compensation Now Linked With Qwest Performance
Nacchio said programs to establish an entrepreneurial, customer-focused culture are being aggressively implemented. Qwest will outline to employees today a new performance-driven pay and benefits plan designed to ensure that they have a direct stake in creating value for Qwest shareowners and customers.

"Linking pay to performance will drive greater accountability," said Nacchio. "When customers are satisfied and our company meets its objectives, then employees should share in that victory. There are no rewards for second place."

Highlights of the new compensation and benefit program are:
o awarding 200 stock options to all non-bargained for employees effective September 7, 2000

o    creating  a  company-wide   quarterly   bonus  program  where  rewards  for
     non-bargained for employees will be based on meeting company and business unit goals for revenue and EBITDA growth

o introducing an employee stock purchase plan where employees can purchase Qwest stock at a 15% discount beginning this month

o implementing changes to the company's pension plan, its medical, dental and life insurance plan and its 401K plan


In designing this new program, Qwest retained the services of Watson Wyatt & Company, one of the nation's leading pay and benefits consulting firms, to survey more than 30 companies likely to compete with Qwest for talent.


While Qwest's bargained for employees will also be able to take advantage of the employee stock purchase plan, any other changes to bargained for employees' compensation and benefits programs will be addressed separately during bargaining sessions in 2001.

Qwest also said that changes in the benefit plans announced today will not affect the current retirees of the company.

About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 104,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.


     Contacts:  Media Contact:                       Investor Contact:
                Tyler Gronbach                       Lee Wolfe
                (303) 965 0589                       800-567-7296
                tyler.gronbach@qwest.com             IR@qwest.com

                                       ###

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest and U S WEST, Inc. with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, adverse changes in the regulatory or legislative environment, and failure to achieve the synergies and financial results expected from the acquisition of U S WEST. This release may include analysts' estimates and other information prepared by third parties, for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.